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                                                                   EXHIBIT 10.44


                                   AGREEMENT

          THIS AGREEMENT made and entered into effective as of March 21, 1997, (this Agreement, as the same may hereafter be amended from time to time, hereinafter referred to as this "Agreement"), by and between PanAmSat Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and Patrick J. Costello (hereinafter referred to as "Executive").

                              W I T N E S S E T H

          WHEREAS, Executive is currently serving Company as its Chief Financial Officer; and

          WHEREAS, following the Merger described below, Executive's job duties will change as described herein; and

          WHEREAS, Executive and Company have previously entered into an Agreement dated May 15, 1996 (the "May 15 Agreement") (capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the May 15 Agreement); and

          WHEREAS, Company intends to enter into a business combination (the "Merger") as set forth in the Agreement and Plan or Reorganization among Hughes Communications, Inc., Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., and Company dated September 20, 1996; and

          WHEREAS, Company and Executive believe that it is in their best interests to enter into this Agreement in connection with Executive's change in executive capacity;

          NOW, THEREFORE, in consideration of the foregoing and the promises, covenants and agreements hereinafter set forth, Company and Executive hereby agree as follows:

          Section 1.  Material Change.  Upon the closing of the Merger, a
                      ----------------
Material Change shall be deemed to have occurred for the purposes of the May 15 Agreement.

          Section 2.  Continued Employment.  Without in any way impairing
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Executive's right to elect to terminate his services following the occurrence of a Material Change and to receive the benefits described in the May 15 Agreement, Executive agrees to continue as an employee to assist the Chief Financial
Officer in the transition following the Merger and to perform such other non-finance related services for up to six months from the date of the Merger as requested by the Chief Executive Officer; provided, that Executive shall be
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given at least thirty (30) days prior written notice of
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termination. For such time as Executive remains an employee of the Company,
Executive shall retain the perquisites and benefits otherwise attendant to his status in the Company on the date hereof.

          Section 3.  Employment Duties.  After the closing of the Merger,
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Executive shall be entitled to a Termination Payment as calculated in the May 15
Agreement and subject to Section 4 and 5 of this Agreement.

          Section 4.  No Notice Necessary.  Notwithstanding Section B.2 of the
                      -------------------
May 15 Agreement, there shall be no obligation on the part of Executive to give the Company notice of constructive termination and the Company shall have no right to cure such constructive termination.

          Section 5.  Right to Termination Payment.  The Termination Payment
                      ----------------------------
shall be due and payable within five days following the Merger.

          Section 6.  No Competing Employment.  Section L of the May 15
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Agreement is hereby amended by commencing the 18th month period described therein at the time of the closing of the Merger. Commencing on the date of this Agreement and during the period that Executive continues to be employed by the Company in any capacity, Executive may conduct outside business activities that are not in violation of Section L of the May 15 Agreement, as so amended.

          Section 7.  Void Absent Merger.  Should the Merger not occur, this
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Agreement shall be void and of no further force or effect.

          IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the day and year first above written.

                                     PANAMSAT CORPORATION


                                  By: Frederick A. Landman
                                     -------------------------------------
                                     Frederick A. Landman
                                     President and Chief Executive Officer


                                      Patrick J. Costello
                                     -------------------------------------
                                     Patrick J. Costello


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